GTT Reports Second Quarter 2013 Financial Results

Revenue Increased 46% to $39.7 Million

Adjusted EBITDA Increased 55% to $5.1 Million

McLean, VA., August 14, 2013 - GTT (NYSE MKT: GTT), the premier cloud network provider to clients in 100 countries worldwide, announced today financial results for the quarter ended June 30, 2013. Highlights include:

•	Increased Revenue by 46 percent to $39.7 million as compared to $27.2 million in the second quarter of 2012; and

•	Increased Adjusted EBITDA* by 55 percent to $5.1 million compared to $3.3 million in the second quarter of 2012; and

•	Acquired Tinet in April 2013, further accelerating GTT’s growth strategy to scale the business worldwide.

* See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

“GTT posted another strong quarter of financial results and closed on a strategic acquisition,” said Richard D. Calder Jr., President and Chief Executive Officer. “Revenue grew 46 percent and Adjusted EBITDA grew 55 percent year-over-year.”

“We are well along with the integration of our latest acquisition. We can leverage the combined strength of our expanded service portfolio and network assets to deliver high performance network services to our customers throughout North America, Europe and Asia. As a Tier 1 network provider, GTT is focused on delivering the fastest and most reliable Ethernet Wide-Area-Network (WAN), and IP Transit services to multinational enterprises and carriers around the world.”

“GTT’s second quarter results demonstrate the successful execution of our growth strategy,” stated Michael R. Bauer, Chief Financial Officer. “Sequentially, Revenue grew 50 percent and Adjusted EBITDA grew 42 percent compared to the first quarter of this year. In the third quarter, we look forward to continued top- and bottom-line growth as we realize a full quarter of contribution from the Tinet acquisition and continue to execute our growth strategy.”

Conference Call Information
GTT will hold a conference call on Wednesday, August 14, 2013 at 10:00 a.m. Eastern Time to discuss its results for the quarter ended June 30, 2013. To participate in the live conference call, interested parties may dial +1.888.417.8533 or +1.719.325.2494 and enter passcode 7087722. A simultaneous live webcast of the call will be available over the Internet at www.gt-t.net, under the Investor Relations section of the site. A replay of the call will be available for one month. Interested parties can access the replay by dialing 1.888.203.1112 or +1.719.457.0820 and using the passcode 7087722. In addition, a replay of the webcast will be available on GTT’s website at www.gt-t.net.

About GTT
GTT is the premier cloud network provider to the world. Powered by our global Ethernet and IP backbone, GTT operates the most interconnected network on the globe. With 15 years of proven experience, GTT delivers simplicity, speed and agility, with an absolute client focus. For more information visit the GTT website at www.gt-t.net.

Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of Global Telecom & Technology, Inc., with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. From time to time, Global Telecom & Technology, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

Global Telecom & Technology, Inc.
Condensed Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Revenue:
Telecommunications services sold	$39,729	$27,163	$66,162	$51,881

Operating expenses:
Cost of telecommunications services provided	26,226	19,042	43,883	36,509
Selling, general and administrative expense	8,653	4,959	14,018	9,687
Restructuring costs, employee termination and other items	7,435	701	7,677	701
Depreciation and amortization	4,350	1,590	6,745	2,728

Total operating expenses	46,664	26,292	72,323	49,625

Operating income	(6,935)	871	(6,161)	2,256

Other expense:
Interest expense, net	(1,873)	(1,155)	(3,179)	(2,005)
Debt extinguishment loss	—	—	(706)	—
Other expense, net	(1,647)	(93)	(2,739)	(741)
Total other expense	(3,520)	(1,248)	(6,624)	(2,746)

Loss before income taxes	(10,455)	(377)	(12,785)	(490)

Provision for (benefit from) income taxes	(170)	124	21	261

Net loss	$(10,285)	$(501)	$(12,806)	$(751)

Loss per share:
Basic	$(0.46)	$(0.03)	$(0.61)	$(0.04)
Diluted	$(0.46)	$(0.03)	$(0.61)	$(0.04)

Weighted average shares:
Basic	22,495,071	18,949,666	20,889,992	18,853,013
Diluted	22,495,071	18,949,666	20,889,992	18,853,013

Global Telecom & Technology, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	June 30, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$5,593	$4,726
Accounts receivable, net of allowances of $923 and $748, respectively	23,852	11,003
Deferred contract costs	2,316	1,346
Prepaid expenses and other current assets	2,447	1,877
Total current assets	34,208	18,952
Property and equipment, net	19,880	5,494
Intangible assets, net	47,040	20,903
Other assets	5,570	2,614
Goodwill	74,604	49,793
Total assets	$181,302	$97,756

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,956	$12,857
Accrued expenses and other current liabilities	33,278	13,301
Short-term debt	6,542	7,848
Deferred revenue	8,063	6,588
Total current liabilities	68,839	40,594
Long-term debt	81,350	34,981
Deferred revenue	1,729	234
Other long-term liabilities	14,907	4,908
Total liabilities	166,825	80,717

Commitments and contingencies

Stockholders' equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 22,866,676, and 19,129,765 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	2	2
Additional paid-in capital	73,581	63,207
Accumulated deficit	(58,243)	(45,437)
Accumulated other comprehensive loss	(863)	(733)
Total stockholders' equity	14,477	17,039
Total liabilities and stockholders' equity	$181,302	$97,756

ANNEX A: Non-GAAP Financial Information

Adjusted EBITDA

Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP (accounting principles generally accepted in the United States of America) combined basis for the periods presented, and adjusted to exclude certain one-time expenses including costs associated with employee terminations and other non-recurring items and non-cash compensation. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.

In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following is a reconciliation of Adjusted EBITDA to operating income (amounts in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Operating income	$(6,935)	$871	$(6,161)	$2,256
Depreciation and amortization	4,350	1,590	6,745	2,728
Restructuring costs, employee termination and other items	7,435	701	7,677	701
Non-cash compensation	292	148	445	292
Adjusted EBITDA	$5,142	$3,310	$8,706	$5,977

For GTT media inquiries, please contact:
Ann Rote
1.703.677.9941
ann.rote@gt-t.net

For GTT investor relations inquiries, please contact:
Nazir Rostom
1.703.442.5586
nazir.rostom@gt-t.net

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